Exhibit 10.1
EXECUTION VERSION

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Second Amendment”), dated as of September 2, 2019 (the “Second Amendment Date”), is entered into by and among GREENLIGHT CAPITAL RE, LTD. (the “Company”), GREENLIGHT REINSURANCE, LTD. (the “Subsidiary”) and LAURA ACCURSO (the “Executive”).

RECITALS

WHEREAS, the Company, the Subsidiary, and the Executive have entered into that certain Employment Agreement, dated as of October 1, 2017, as amended by that certain Amendment to Employment Agreement, dated as of February 18, 2019 (the “Employment Agreement”); and
WHEREAS, the Company, the Subsidiary and Executive desire to make certain changes to the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Employment Agreement, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Employment Agreement.
SECTION 2. Amendment to Employment Agreement. The Employment Agreement is hereby amended as follows on the date as set forth below:
2.1 Section 10.5.2 of the Employment Agreement is hereby amended and restated in its entirety as follows, effective as of the Second Amendment Date:
“commencing on the 60th day following the Termination Date (and provided the Executive does not breach the Agreement following the Termination Date in which case all payments under this clause shall cease) the Subsidiary shall pay to the Executive an amount equal to one hundred percent (100%) of the sum of Executive’s Base Salary and Target Bonus (assuming targets have been achieved) payable over twelve (12) months in substantially equal monthly installments. Any payments pursuant to this clause shall be in addition to any statutory entitlements arising upon termination, including but not limited to severance pay;”
SECTION 3.    Miscellaneous.
3.1 Effect on Employment Agreement. Except as specifically amended by this Second Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.
3.2 Entire Agreement; Amendment. The Employment Agreement, as amended by the terms of this Second Amendment, will supersede the prior terms of the Employment Agreement and sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein. No modification of or amendment to this Second Amendment, nor any waiver of any rights under this Second Amendment, shall be effective unless given in a writing signed by the party to be charged.
3.3 Governing Law; Dispute Resolutions. This Second Amendment shall be governed by and construed in accordance with, the laws of the Cayman Islands and any controversy or claim related hereto shall be resolved in accordance with Section 15 of the Employment Agreement.
3.4 Successors and Assigns. This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Company and the Subsidiary.
3.5 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Second Amendment.
3.6 Counterparts. This Second Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart. Electronic signatures shall be effective as originals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the Second Amendment Date.

GREENLIGHT CAPITAL RE, LTD.
By: __/s/ Simon Burton______ Name: Simon Burton Title: CEO

GREENLIGHT REINSURANCE, LTD
By: __/s/ Simon Burton______ Name: Simon Burton Title: CEO

__/s/ Laura Accurso_________
LAURA ACCURSO

[SIGNATURE PAGE TO SECOND AMENDMENT TO EMPLOYMENT AGREEMENT]